Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement of CohBar, Inc. on Form S-8 (File No. 333-205412) and Form S-3 (File No. 333-221724) of our report dated April 2, 2018 with respect to our audits of the financial statements of CohBar, Inc. as of December 31, 2017 and 2016 for the years ended December 31, 2017 and 2016, which report is included in this Annual Report on Form 10-K of CohBar, Inc. for the year ended December 31, 2017.

/s/ Marcum llp

Marcum llp

New York, NY

April 2, 2018